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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TCF FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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TCF FINANCIAL CORPORATION
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693
(612) 661-6500

                            March 19, 2003

Dear Shareholder:

        You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 23, 2003, at 10:00 a.m. local time.

        At the Annual Meeting you will be asked to:

  1.
  Elect four directors to the Board,
  2.
  Approve the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2003, and
  3.
  Vote on other business, if any.

        Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your TCF shares by Internet, by phone, or by mail. Follow the instructions on the enclosed proxy card. (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!) If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 2003

The Annual Meeting of Shareholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 23, 2003
Time:	10:00 a.m. local time
Place:	Sheraton Minneapolis West Hotel 12201 Ridgedale Drive Minnetonka, MN 55305

Meeting Agenda

  1.
  Elect four directors to the Board,
  2.
  To approve the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2003, and
  3.
  Other business, if any.

        You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on February 24, 2003.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting. You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope. If you do attend the Annual Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

William A. Cooper Chairman and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota
March 19, 2003

TABLE OF CONTENTS

Page
About the Meeting	1
Item 1: Election of Directors	3
Background of the Nominees and Other Directors	4
Committee Memberships and Attendance by Directors	5
Business Transactions, Loans or Other Relationships Between TCF Financial and its Directors or Officers (Including Compensation Committee Interlocks and Insider Participation)	6
Compensation of Directors	8
TCF Stock Ownership of Directors, Officers and 5% Owners	9
Were All Stock Ownership Reports Timely Filed by TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance)	10
Background of Executives Who are Not Directors	10
Report of Compensation/Nominating/Corporate Governance Committee	13
TCF Stock Performance Chart	16
Summary Compensation Table	17
Option Grants and Exercises	18
Repricing of Outstanding Stock Options	18
Benefits for Executives	18
Item 2: Approval of TCF Financial's Appointment of Independent Public Accountants	21
Audit Committee Report	21
Additional Information	22
Appendix A (Audit Committee Charter, as Revised October 21, 2002)	24

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

PROXY STATEMENT

The Board of Directors (the "Board") of TCF Financial Corporation ("TCF Financial" or the "Company") requests your proxy for the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting"). The proxy is being solicited on behalf of the Board and TCF Financial. The Annual Meeting is scheduled as shown below:

Date:	April 23, 2003
Time:	10:00 a.m. local time
Place:	Sheraton Minneapolis West Hotel 12201 Ridgedale Drive Minnetonka, MN 55305

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement and the accompanying form of proxy were mailed on approximately March 19, 2003.

ABOUT THE MEETING

What Items are on the Agenda for the Annual Meeting and How Many Votes are Required for Approval of Each? Assuming a quorum is present, the proposals on the agenda and the required vote for approval of each is as follows:

Agenda Item		Votes Required for Approval
1.	Election of four directors.	The four candidates who receive the most votes are elected.
2.	To approve the appointment of KPMG LLP as independent public accountants for the Fiscal Year ending December 31, 2003.	Majority of the shares voted.

Who is Permitted to Vote at the Annual Meeting? You are entitled to vote at the Annual Meeting if you owned common stock of TCF Financial ("TCF Stock") on February 24, 2003 (the "Record Date"). Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting. There were 73,452,833 shares of TCF Stock outstanding as of the Record Date. There were 10,980 individuals and organizations that owned TCF Stock of record as of that date.

How do I (as a Shareholder) Vote? You can vote at this time (in advance of the Meeting) by naming a proxy to vote your shares. (You can also vote at the Meeting by written ballot, although this is rare.) You have three options for voting at this time: (1) by Internet; (2) by telephone; or (3) by mail. If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card. Under Delaware law, a proxy may be validly provided by internet as long as it can be determined that it was authorized by the stockholder. If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope. To avoid confusion, please do not vote both by Internet or telephone and mail. When you vote before the Meeting, you do so by giving someone else your "proxy" to vote in your place. The persons who will vote the proxies for this Meeting are William A. Cooper and/or Gregory J. Pulles, the Chairman and Vice Chairman of TCF Financial, respectively. They will vote your shares as "for," "against," "abstain," etc., on each proposal as you instruct them to. If you do not give any instructions they will vote "for" electing all nominees and "for" approving KPMG LLP as independent public accountants for the fiscal year ending December 31, 2003. If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.

Once I have Voted My Proxy, May I Revoke it? Yes, your proxy is revocable and is automatically revoked if you submit a new vote. You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy. If you intend to vote at the Meeting and your shares are held in "street name" by a stock brokerage firm, you should contact your stock brokerage firm ahead of time to determine what procedures to follow.

Who Pays for the Expenses of This Proxy Solicitation? Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated ("Innisfree"). Innisfree's contract provides its fees will be $13,000. TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote? Yes, but only if your shares are held in the brokerage firm's account (in "street name") rather than in the form of certificates. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name have the authority to vote shares for which they do not receive instructions on all of the proposals at this Annual Meeting. If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to determine the procedures to follow.

How is a Quorum Determined? At least 50% of the TCF Stock outstanding as of the Record Date must be present at the Annual Meeting in order to have a quorum. Broker votes of your shares are counted toward the quorum requirement. If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement even though your shares are not voted for the proposal(s).

May Shareholders Submit Proposals or Nominate Directors for This Meeting? The deadline for submitting proposals or nominations was February 22, 2003, ten days after TCF Financial provided public notice of the Annual Meeting date. No shareholder nominations or proposals were submitted by that date.

By When Must Shareholders Submit Proposals or Nominate Directors for Next Year's Meeting? See page 22 of this proxy statement.

ITEM 1: ELECTION OF DIRECTORS

The Nominees listed below are proposed for election to membership in Class I for a three-year term expiring in 2006. Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart. All Nominees agree they will serve if elected. If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee.

Name	Position(s) with TCF Financial:	Age	Director Since*
NOMINEES FOR ELECTION AS DIRECTORS
Class I—Term Expires 2006
William F. Bieber	Director	60	1997
John M. Eggemeyer III	Director	57	1994
Robert E. Evans	Director	67	1990
Gerald A. Schwalbach	Director	58	1999
The Board Unanimously Recommends that You Vote "For" All Nominees.
DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2003
Class II—Term Expires 2004
Luella G. Goldberg	Director	66	1988
George G. Johnson	Director	60	1998
Lynn A. Nagorske	Director and President	46	1995
Ralph Strangis	Director	66	1991
Class III—Term Expires 2005
Rodney P. Burwell	Director	64	2000
William A. Cooper	Director, Chairman and Chief Executive Officer	59	1987
Thomas A. Cusick	Director	58	1988
Thomas J. McGough.	Director	69	1989

* Excludes director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board. The Board is divided into three classes of equal (or close to equal) size. Directors serve three-year terms, with one class being elected each year. The number of directors on the Board at any given time may range from seven to twenty-five. Within these limits, the Board sets the number of directors from time to time. As of March 19, 2003, the number of directors was thirteen. Pursuant to TCF Financial's policy on director retirements, director Richard McNamara, a member of Class I, will not stand for reelection at this Annual Meeting and is retiring from the Board as of the date of the Annual Meeting. The Board has reduced the number of directors from thirteen to twelve, effective upon his retirement on April 23, 2003. Information about Mr. McNamara's stock ownership and attendance at meetings is included in this proxy statement, however all other information about him is omitted as a result of his impending retirement from the Board.

What Is The Board's Recommendation On Voting For Directors? The Board unanimously recommends that TCF Financial shareholders vote "For" all the Nominees listed above.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees up for election as well as the other directors whose terms do not expire this year. There is no family relationship between any of the Nominees, directors or executive officers of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

WILLIAM F. BIEBER has been a director of TCF Financial since 1997. Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace. In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace. Mr. Bieber is currently a member of the World Presidents' Organization and the Minnesota Executives' Organization. He is past President of the Board of Directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees. Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital LLC and Castle Creek Financial LLC (previously Belle Plaine Financial LLC), two companies which together form a merchant banking organization serving the banking industry. Mr. Eggemeyer also serves as a director of First Community Bancorp and Union Acceptance Corporation. He has been a director of TCF Financial since 1994.

ROBERT E. EVANS has been a director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993. He was President and Chief Operating Officer of TCF National Bank from 1987 to 1993. Mr. Evans retired as an executive from TCF Financial and TCF National Bank effective January 2, 1998 but continues as a Board member.

GERALD A. SCHWALBACH has served as a director of TCF Financial since July 1999. Mr. Schwalbach is currently the Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies, all of which are engaged in the real estate business. He was a director of Delta Beverage Group, Inc., a beverage bottler and distributor, from 1988 to 1999. Since 1997, he has been a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company. In 1998, he became a director of BORN Information Systems, Inc., a computer consulting firm.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

RODNEY P. BURWELL was elected to the Board of TCF Financial in 2000. He is the founder of Xerxes Corporation, a leading manufacturer of structural fiberglass products. Mr. Burwell is the owner of the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin. Mr. Burwell's other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company. Mr. Burwell is the Chairman of the Board of Fairview Health Services, and a member of the Board of Trustees at the Blake School, The University of St. Thomas School of Law, Opus Northwest, IDS Life Series Fund, Inc., American Centurion Life Assurance Company, and IDS Life Insurance Company of New York.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987. Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF National Bank until 1993. Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership, the Friends of Ascension School, and the Providence Academy. Mr. Cooper has been a director of TCF Financial since its formation in 1987 and of TCF National Bank since 1985.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988. He was Chief Operating Officer of TCF Financial from 1997-May 2002 and Vice Chairman from 1993-May 2002. Prior to 1993, he had been President of TCF Financial since its formation in 1987. Mr. Cusick also served as Chief Executive Officer of TCF National Bank Minnesota from 1993 - 1996. Mr. Cusick is past Chairman of the Savings League of Minnesota and is a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick retired as an executive of TCF Financial effective December 31, 2002, but continues as a Board member.

LUELLA G. GOLDBERG has been a director of TCF Financial since 1988. She has been a director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000. In April 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001. Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993. From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita. Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association and the University of Minnesota Foundation. In addition, she became a director of Communications Systems, Inc. in 1997, and of Hector Communications Corporation in 2002.

GEORGE G. JOHNSON has been a director of TCF Financial since 1998. He is Managing Director of George Johnson & Company, a Certified Public Accounting firm. Mr. Johnson is an Executive Board Member of the Detroit Area Council of the Boy Scouts of America, and the Wayne State University Richard Austin Scholarship Fund. Mr. Johnson also serves as Treasurer on the Detroit Regional Chamber of Commerce and as an advisor for the Black United Fund of Michigan, Inc. Mr. Johnson is a Board Member of the Detroit Institute of Arts and the Detroit Zoological Society. Mr. Johnson is a Certified Public Accountant.

THOMAS J. MCGOUGH is President and one of the incorporators of McGough Construction, a Minnesota commercial contractor. Mr. McGough has been a director of TCF Financial since 1989.

LYNN A. NAGORSKE was elected the Chief Operating Officer of TCF Financial in May 2002. He has been President of TCF Financial since 1993 and a director of TCF Financial since 1995. He has also held various other positions with TCF Financial and TCF National Bank: Chief Executive Officer, TCF National Bank (1997-1999); and Treasurer (Principal Financial Officer), TCF Financial (1987-1995). Mr. Nagorske is currently a member of the Young President's Organization ("YPO"). Mr. Nagorske is also the immediate past Treasurer and a director for the Science Museum of Minnesota, and is a past director for the Minnesota State University—Mankato Foundation and the Greater Minneapolis Chamber of Commerce. Mr. Nagorske is a director for the Minnesota Orchestral Association.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is Chairman of the Board of Trustees of the Minneapolis Institute of Arts. He has been a director of TCF Financial since 1991.

Committee Memberships and Attendance by Directors. The business, property and affairs of TCF Financial are managed by or under the direction of the Board. The Board met four times in 2002. The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 2002. In addition, there was a duly-elected Executive Committee of the Board consisting of William Cooper, Thomas McGough, Ralph Strangis, and Luella Goldberg, however the Executive Committee did not meet during 2002.

Committee Name	Members	Principal Responsibilities	Number of Meetings

Audit/Asset Quality*	George G. Johnson, Ch. Robert E. Evans Luella G. Goldberg Rodney P. Burwell	• Relations with internal and external auditors • Reviewing audit functions and controls • Reviewing financial reporting • Reviewing asset quality • Overseeing compliance	Five
De Novo Banking*	Gerald A. Schwalbach, Ch. William F. Bieber Rodney P. Burwell John M. Eggemeyer III Ralph Strangis	• Reviewing De Novo banking strategy • Reviewing criteria to select branch sites • Reviewing branch profitability	Two
Personnel/Shareholder Relations*	Ralph Strangis, Ch. William F. Bieber Rodney P. Burwell John M. Eggemeyer III Luella G. Goldberg Thomas J. McGough Richard F. McNamara Gerald A. Schwalbach	• Recommending and approving personnel-related items • Awarding stock and option grants • Determining executive compensation • Reviewing merger and acquisition activity • Increasing shareholder value	Five

*In October of 2002, the Board Committees were restructured. The Audit/Asset Quality Committee was renamed as the Audit Committee and its charter revised to the form attached as Appendix A to this proxy statement. The De Novo Banking Committee assumed Shareholder Relations duties (see below) and was renamed as the Shareholder Relations/De Novo Expansion Committee.. The Personnel/Shareholder Relations Committee was renamed as the Compensation/Nominating/Corporate Governance Committee ("Compensation Committee") and assumed the additional duties of the Nominating Committee and of governance, while Shareholder Relations duties were transferred to the De Novo Banking Committee. The Compensation Committee had one meeting in 2002, which is included in the chart above as a meeting of the Personnel/Shareholder Relations Committee. Membership on the Compensation Committee was the same as shown above for the Personnel/Shareholder Relations Committee except that Thomas J. McGough is the Chair of the Committee and Ralph Strangis is not a member.

During 2002 all directors attended at least 75% of meetings (Committee and Board combined) except for Mr. Burwell.

Business Transactions, Loans or Other Relationships Between TCF Financial and its Directors or Officers (Including Compensation Committee Interlocks and Insider Participation). The members of the Personnel/Shareholder Relations Committee (restructured in October 2002 as the Compensation/Nominating/Corporate Governance Committee) in 2002 are listed above. None of these members is an executive officer, employee or former employee of TCF Financial.

The firm of Kaplan, Strangis and Kaplan, P.A. provided legal services to TCF Financial (including its subsidiaries) during 2002. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A. Fees paid to the law firm did not exceed 5% of its gross revenues (or of TCF Financial's gross revenues). TCF Financial believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Strangis' position as a director.

In 2002 TCF National Bank, a subsidiary of TCF Financial, had various corporate term loans, corporate lines of credit, commercial real estate loans and a letter of credit outstanding to companies associated with Mr. Bieber, Mr. Schwalbach, and Mr. Burwell. All loans to Mr. Bieber's, Mr. Schwalbach's, and Mr. Burwell's companies were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. During 2002, TCF National Bank and/or its wholly owned subsidiary mortgage corporation, TCF Mortgage Corporation, had outstanding residential mortgage loans to certain family members of directors and executive officers. All such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features. During part of 2002, TCF Financial had certain loans outstanding to accounts of executives in the Executive Deferred Compensation Plan and to directors' accounts in the Directors Deferred Compensation Plan. These loans were fully repaid in 2002 and are no longer outstanding. See pages 8 and 14 for details. In 2002 a subsidiary of TCF Financial Corporation, Winthrop Resources Corporation, had a direct financing lease with Castle Creek Capital LLC, a company affiliated with John M. Eggemeyer III. The lease was made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with the general public and did not involve more than the normal risk of collectability or present other unfavorable features. The largest balance outstanding on the lease in 2002 was $134,237. The outstanding balance on December 31, 2002 was $63,617. The lease does not carry a specific interest rate.

Director Independence/Corporate Governance. In January 2003 the Board adopted Corporate Governance Guidelines. A copy of the Guidelines is available from the Corporate Secretary at the address on page 1 of this proxy statement. The Guidelines provide that the composition of the Board of Directors and Committees of the Board will meet all requirements of the NYSE and SEC and that the Company may adopt specific guidelines to implement those requirements once they are finalized. The Company has evaluated the independence of the directors currently on the Board and currently serving on the Audit Committee and the Compensation/Nominating/Corporate Governance Committee and has determined that all current NYSE and SEC requirements are satisfied.

Director Nominating Committee. During 2002, the Personnel/Shareholder Relations Committee nominated directors for election to the Board. This Committee consisted entirely of non-management directors. Effective with the Committee restructuring in October 2002, the Compensation/Nominating/Corporate Governance Committee makes such nominations. This Committee also consists entirely of non-management directors. Shareholders may submit nominations to the Committee for consideration prior to the deadlines set forth on page 22. Any such nomination should include the information specified in Article II, section 13 of the Bylaws, a copy of which may be obtained from the Corporate Secretary at the address on page 1 of this proxy statement. Any nominations may be mailed (we recommend by certified mail) to the attention of the Compensation/Nominating/Corporate Governance Committee c/o TCF Financial's Corporate Secretary at the address on page 1.

COMPENSATION OF DIRECTORS

  •
  Employee ("inside") directors receive no pay for Board service.
  •
  Non-employee directors are paid in cash and with stock grants.
  •
  Cash compensation (which may be deferred and invested in TCF Stock):
  •
  Annual Retainer-$20,000; Committee Chairs will receive an additional $20,000 annual retainer fee effective in 2003
  •
  Board Meetings-$700/meeting; $1,000 effective in 2003
  •
  Committee Meetings-$300/meeting ($500 if Committee Chair); effective in 2003, meeting fees will increase to $500 for members and chairs, except that the Audit Committee amount will be $1,000
  •
  Stock grants:
  •
  Periodically, but not more often than every three years, directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for committee chairpersons) ($20,000 × 3 = $60,000).
  •
  The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.
  •
  For grants made before 2003, one-third of the shares vest in each year that TCF Financial's return on equity exceeds 15%. Starting with grants made in 2003, one-third of the shares will vest in each year that TCF Financial's return on tangible equity exceeds 20%.
  •
  The stock vests over a minimum of three years.
  •
  Once all shares vest, new grants are made.
  •
  Unvested shares will vest if a change in control occurs.
  •
  Directors may defer the payment of fees and stock grants until they retire. All deferred fees are invested in TCF Stock. Prior to May 31, 2002, TCF Financial had certain loans outstanding to accounts in the Directors Deferred Compensation Plan as follows: Mr. Bieber, $78,219.26; Mr. Eggemeyer, $65,488.19; Ms. Goldberg, $246,109.89; Mr. Johnson, $75,819.66; Mr. McGough, $133,856.93; Mr. Schwalbach, $22,278.27; and Mr. Strangis, $66,348.28. All loans were fully repaid from the directors' accounts as of that date and the balance outstanding is $0. The plan was then amended to prohibit any further loans.
  •
  Directors' Retirement Plan:
  •
  Directors with five or more years of service receive a retirement benefit.
  •
  After five years directors are 50% vested with an additional 10% per year until the tenth year when they are 100% vested. The amount of the annual benefits is the vested percentage times the annual board retainer (currently $20,000) in effect at retirement.
  •
  Benefits vest if a change in control occurs.
  •
  The benefit is paid for a number of years equal to the director's length of service on the Board.
  •
  Indemnification rights are provided to directors under TCF Financial's Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

        The following chart shows ownership as of February 24, 2003 of TCF Stock by those indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1)		% of Shares Outstanding (2)
Directors and Nominees who are not Named Executives:
William F. Bieber	422,286	(6)(8)	(3)
Rodney P. Burwell	34,924	(4)(6)(8)	(3)
Thomas A. Cusick	561,197	(6)	(3)
John M. Eggemeyer III	32,476	(6)(8)	(3)
Robert E. Evans	396,730	(4)(6)	(3)
Luella G. Goldberg	91,927	(6)(8)	(3)
George G. Johnson	25,542	(6)	(3)
Thomas J. McGough	91,066	(4)(6)(8)	(3)
Richard F. McNamara	5,560	(8)	(3)
Gerald A. Schwalbach	74,950	(6)(8)	(3)
Ralph Strangis	50,843	(6)(8)	(3)
Named Executives:
William A. Cooper	1,975,125	(4)(6)	2.7%
Lynn A. Nagorske	635,487	(6)	(3)
Gregory J. Pulles	311,453	(4)(6)	(3)
Barry N. Winslow	257,550	(6)	(3)
Neil W. Brown	171,370	(4)(6)	(3)
All Directors, Nominees and Executive Officers combined (31 persons, including those named above)	6,148,808	(4)(5)(6)(8)	8.4%
5% beneficial owners Putnam, LLC One Post Office Square Boston, MA 02109	5,381,065	(7)	7.3%
Advisory Committee of TCF Employees Stock Purchase Plan c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693	4,072,194 (January 31, 2003)	(8)	5.5%

        (1)  All shares are directly owned or purchasable by options exercisable in 60 days, and the person indicated has sole voting and dispositive power, except as indicated in the following footnotes.

        (2)  Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after February 24, 2003.

        (3)  1.0% or less.

        (4)  Includes shares beneficially owned by family members who share the person's household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bieber, 10,900 shares; Mr. Brown, 100 shares; Mr. Burwell, 2,000 shares; Mr. Cooper, 7,158 shares; Mr. Evans, 17,660 shares; Mr. McGough,

45,000 shares; Mr. Pulles, 18,323 shares; and all directors, nominees and executive officers combined, 122,619 shares.

        (5)  Includes shares which could be purchased upon the exercise of existing options within 60 days. As of February 24, 2003, there were no options outstanding for the directors, nominees and named executives, and 104,750 options outstanding for all executive officers combined.

        (6)  Includes whole shares of TCF Stock allocated to accounts as of January 31, 2003, in the TCF Employees Stock Purchase Plan, for which the named executives and certain directors have shared voting power as follows: Mr. Brown, 1,983 shares; Mr. Cooper, 50,908 shares; Mr. Nagorske, 28,511 shares; Mr. Pulles, 22,309 shares; Mr. Winslow, 25,374 shares; and all directors, nominees and executive officers combined, 252,246 shares. Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan ("SERP"), for which the named executives do not have voting power, as of January 31, 2003, as follows: Mr. Brown, 3,842 shares; Mr. Cooper, 89,620 shares; Mr. Nagorske, 19,906 shares; Mr. Pulles, 17,707 shares; Mr. Winslow, 10,714 shares; and all directors, nominees and executive officers combined, 168,023 shares. Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the directors or named executives do not have voting power, as of February 24, 2003, as follows: Mr. Bieber, 19,386 shares; Mr. Brown, 155,445 shares; Mr. Burwell 2,924 shares; Mr. Cooper, 1,044,131 shares; Mr. Cusick, 281,518 shares; Mr. Eggemeyer, 16,571 shares; Mr. Evans, 172,895 shares; Ms. Goldberg, 56,595 shares; Mr. Johnson, 18,942 shares; Mr. McGough, 30,365 shares; Mr. Nagorske, 393,383 shares; Mr. Pulles, 160,790 shares; Mr. Strangis, 16,843 shares; Mr. Schwalbach, 7,083 shares; Mr. Winslow, 209,811 shares; and all directors, nominees and executive officers combined, 3,045,809 shares.

        (7)  Putnam, LLC has shared dispositive power with respect to all of the shares and shared voting power with respect to 254,784 shares. Dispositive power is shared with Putnam Investment Management, LLC, ("PIM") an investment adviser subsidiary of Putnam, LLC, with respect to 4,979,085 shares, and the Putnam Advisory Company, LLC ("PAC") another investment adviser subsidiary, as to the remaining 401,980 shares. Voting power is shared with PIM with respect to 78,166 shares and with PAC with respect to 176,618 shares. The foregoing information is based upon a Form 13G/A filed with the SEC by Putnam, LLC on February 14, 2003.

        (8)  The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan. Advisory Committee members disclaim ownership of these shares. Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Eggemeyer, McGough, McNamara, Schwalbach and Strangis (former member), does not include any shares beneficially owned by the Advisory Committee.

Were All Stock Ownership Reports Timely Filed By TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance). Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial's directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE. Based upon representations signed by officers and directors, TCF Financial believes that all reports required by officers and directors were filed on a timely basis during 2002, except that William E. Dove, a former executive, filed one late report for the sale of 2,000 shares. In addition, William F. Bieber filed a late report covering seven transactions (six purchases and one transfer) in family-related trusts for a net increase of shares beneficially owned of 10,900 shares.

BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly owned subsidiary TCF National Bank, who are not directors of TCF Financial. In these descriptions, TCF National Bank—Lakeshore is the Illinois-Wisconsin division of TCF National Bank. TCF National Bank—Michigan is the Michigan division of TCF National Bank, and TCF National Bank—Minnesota and TCF National Bank—Colorado are the Minnesota and Colorado divisions of the same Bank. TCF National Bank Wisconsin, TCF National Bank Michigan, TCF National Bank Minnesota, and TCF National Bank Colorado are former subsidiary banks that were merged into TCF National Bank.

TIMOTHY P. BAILEY (age 47) was elected President of TCF National Bank—Lakeshore in 2001. Prior to being named President, he served as Chief Operating Officer/Lending of TCF National Bank—Lakeshore since 2000. Prior to that he was the President and Chief Executive Officer of TCF National Bank Wisconsin since 1993, and prior to that he had been Vice President of Commercial Lending/Loan Workouts with TCF National Bank.

PAUL B. BRAWNER (age 54) was elected Executive Vice President of TCF National Bank in January 2000. Prior to that Mr. Brawner was a Senior Vice President of TCF National Bank since 1998. Before joining TCF in 1998, Mr. Brawner was with Huntington National Bank for nineteen years.

JAMES S. BROUCEK (age 39) was elected Chief Investment Officer and Senior Vice President of TCF National Bank in 2001. Prior to that he had been Senior Vice President and Controller of TCF National Bank—Michigan since 1995.

NEIL W. BROWN (age 44) was elected Chief Financial Officer, Treasurer and Executive Vice President of TCF Financial in October 1998. Prior to that, Mr. Brown was an Audit Partner at KPMG LLP specializing in the financial services industry for clients other than TCF Financial. Mr. Brown also serves as chair of the Board of Directors of Vail Place.

CRAIG R. DAHL (age 48) was elected an Executive Vice President of TCF Financial in 1999. Mr. Dahl was also elected President of TCF Leasing, Inc., a wholly owned subsidiary of TCF National Bank, in 1999. Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) since 1991.

JOSEPH W. DOYLE (age 55) was elected President of TCF Mortgage Corporation, a wholly-owned subsidiary of TCF National Bank, in 2001. Prior to that he served as the acting President of TCF Mortgage Corporation since July 2000. Prior to that he was a Senior Vice President of TCF Mortgage Corporation since February 2000 and prior to that he was an Executive Vice President of TCF National Bank Michigan since 1996.

MARK L. JETER (age 46) was elected President of TCF National Bank—Minnesota in 2000. He has also held various positions with TCF affiliates: Chief Executive Officer of TCF National Bank Michigan (1998-2000), President of TCF National Bank Michigan (January 1999-September 2000), Executive Vice President of Retail Banking of TCF National Bank (1996-1998) and Senior Vice President of Retail Banking of TCF National Bank (1994-1996).

JAMES (JASON) E. KORSTANGE (age 55) was elected Senior Vice President and Director of Corporate Communications of TCF Financial in 1998. He has also been the Director of the TCF Foundation since 1998. Prior to that Mr. Korstange was a Senior Vice President of Corporate Operations of TCF National Bank Minnesota since 1987. Mr. Korstange serves on the Board of Directors of Minnesota Children's Museum. He is also Chairman of Operations of the Minnesota Schubert Executive Committee.

MICHAEL B. JOHNSTONE (age 55) was elected Chief Operating Officer/Retail Banking of TCF National Bank—Lakeshore in September 2000. Prior to that he was President and Chief Executive Officer of TCF National Bank Illinois since 1995 and prior to that Mr. Johnstone was an Executive Vice President of Branch Operations with TCF National Bank.

WAYNE A. MARTY (age 50) is the President of TCF National Bank—Colorado and was the President and Chief Executive Officer of TCF National Bank Colorado from 1997-July 2002. Prior to that Mr. Marty was a Senior Vice President of TCF National Bank.

RONALD J. PALMER (age 50) was elected President of Winthrop Resources Corporation, a wholly owned subsidiary of TCF National Bank, in June 1998. He has been an Executive Vice President of TCF Financial and TCF National Bank since 1992. He has also held various other positions with TCF Financial and its affiliates: Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial (1995-1998); President and Chief Executive Officer of TCF Mortgage Corporation (1992-1995).

GREGORY J. PULLES (age 54) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993. Mr. Pulles has been an Executive Vice President of TCF National Bank since 1989. He has also held various other positions with TCF National Bank: Secretary (1989-1995) and General Counsel (1985-1993).

MARY E. SARLES (age 46) has been an Executive Vice President of TCF Financial since 1993. Ms. Sarles has been President of TCF Financial Insurance Agency, Inc., a wholly-owned subsidiary of TCF National Bank, since 1989.

BARBARA E. SHAW (age 47) was elected to the position of Senior Vice President-Human Resources of TCF Financial in December 1999. Prior to this time she was Senior Vice President of Human Resources for TCF National Bank having returned to TCF in April of 1998. Prior to returning to TCF she was a Vice President and Business Unit Manager of the Investment Trust Department of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) from 1996 to 1998 and prior to that she was a Senior Vice President of TCF Mortgage Corporation from 1992 to 1996.

DAVID M. STAUTZ (age 46) was elected Controller of TCF National Bank in 2000. In 1999, he was elected Senior Vice President, Controller/Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF National Bank. Prior to that Mr. Stautz was a Director in the Corporate Controller's Division of Wells Fargo & Company, formerly Norwest Corporation, from 1985 through 1999. Mr. Stautz is a Certified Public Accountant.

EARL D. STRATTON (age 55) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995. Prior to that he was a Senior Vice President of TCF Financial. Mr. Stratton has been a Senior Vice President of TCF National Bank since 1985.

THOMAS J. WAGNER (age 57) was elected President of TCF National Bank—Michigan in 2000. Prior to being named President he served as an Executive Vice President of Commercial Lending. Before joining TCF National Bank Michigan in October 1996, Mr. Wagner was with Michigan National Bank for 21 years.

BARRY N. WINSLOW (age 55) was elected to the position of Chief Executive Officer of TCF National Bank in 2001. He has been the President of TCF National Bank since 1998. He has also held various positions with TCF affiliates: President and Chief Executive Officer of TCF National Bank—Lakeshore (2000-2001); President of TCF National Bank Michigan (1995-1998); President of TCF National Bank Minnesota (1998-2000); and President and Chief Executive Officer of TCF National Bank Illinois (1993-1995).

REPORT OF COMPENSATION/NOMINATING/CORPORATE GOVERNANCE COMMITTEE

This Report identifies how the TCF Financial executives named in the Summary Compensation Table on page 17 are paid and why. The "Summary Compensation Table" is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries (the "named executives").

How Are Executive Officers Paid? TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and Performance Stock grants or stock options.

Base Compensation.    The Compensation/Nominating/Corporate Governance Committee (the "Committee" or "Compensation Committee") of the Board periodically reviews base compensation. This Committee is the successor to the Personnel/Shareholder Relations Committee as a result of a Board Committee restructuring in October of 2002 (see page 6). Board members are encouraged to attend Committee meetings. The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself. The Committee generally requests advice from its outside consultant, Towers Perrin, before it makes any significant adjustment to overall base compensation for the executive group. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members particularly take into account the Company's performance and compensation levels paid by competitors. The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 2003. Effective January 1, 2002, the Committee increased the base compensation for Mr. Nagorske, Mr. Pulles, Mr. Winslow, and Mr. Brown to reflect the assumption of additional duties.

Annual Cash Bonus—2002 and 2003.    For 2002 and 2003 the Committee approved a cash bonus plan for TCF Financial's executives based on diluted earnings per share ("EPS"). Following are the EPS goals and bonus percentages that were approved for TCF Financial executives for 2002 and 2003:

2002 Goals
Diluted EPS	$2.80	$3.00	$3.05	$3.10	$3.15
% of Salary Bonus	0%	50%	100%	150%	200%
2003 Goals
Diluted EPS	$3.15	$3.35	$3.40	$3.50	$3.60
% of Salary Bonus	0%	50%	100%	150%	200%

Bonuses are interpolated for results between the stated goals. The Committee reserves the right to determine that a lower (or no) bonus should be paid if in its sole discretion it considers such action warranted. TCF Financial's diluted EPS performance for 2002, calculated pursuant to the plan, was $3.15, resulting in a bonus percentage of 200%, which the Committee approved. This bonus qualified as performance-based compensation under section 162(m) of the Internal Revenue Code (the "Code").

Performance-Related Stock Grants.    The Committee has made several performance-related stock grants to executives. The most recent such performance-related stock grant was made in early 2000 (the "Year 2000 Performance Stock Awards").

The Year 2000 Performance Stock Awards consist of grants aggregating 1,071,120 shares in total (1.3% of TCF Financial's outstanding shares as of the initial grant date) to fourteen members of TCF Financial's executive management. The shares will vest only upon the achievement of designated future annual cash earnings per share ("Cash EPS") goals and thus qualify as performance-based compensation under Section 162(m) of the Code. (Cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.) Fifty percent of the shares vest on January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $3.71 per share (a 75% increase over the base year, 1999, Cash EPS of $2.12). The other fifty percent vests on January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $4.24 per share (a 100% increase over the base year, 1999, Cash EPS of $2.12). Until the first 50% of the shares vest, dividends paid on the Performance Stock grant are paid at one-half the rate of dividends paid to shareholders generally. The award calls for all shares not vested on the basis of performance by year-end 2007 to be forfeited. As of the end of 2002, TCF Financial's Cash EPS for purposes of the Year 2000 Performance Stock Awards was $3.17.

The following graph indicates the progress realized to date toward the goals for vesting the Year 2000 Performance Stock Awards:

PROGRESS TOWARD VESTING OF YEAR 2000
PERFORMANCE STOCK AWARDS

Generally, the individuals must remain employed with TCF Financial through 2007 (or, if earlier, the January 1st after a goal is met) in order to receive the shares. However, in the event of retirement or certain other events, a portion of the shares is retained (not forfeited) subject to potential future vesting in the event one or both goals are met. The portion of the grant retained upon retirement is based on the pro-rata percentage of the goal achieved through the end of the fiscal year closest to retirement.

The Committee believes that these Performance Stock grants will incent management to achieve these long-term Cash EPS goals and will serve as a vehicle to retain senior management. The Committee anticipates that further stock grants to this group of executive management will be considered when the results needed for vesting of the current performance-based grants are expected to be achieved.

Executive Deferred Compensation Plan Loans and Directors Deferred Compensation Plan Loans.    In May 2002, certain loans related to accounts in the Executive Deferred Compensation Plan were fully repaid from the accounts as follows: Mr. Cooper, $5,017,637.78; Mr. Nagorske, $102,247.18; Mr. Pulles, $771,239.68; Mr. Winslow, $746,410.66; and Mr. Brown, $382,249.83. These loans had been previously reported in TCF Financial's proxy statements. The Plan was then amended to prohibit any new leveraging. Likewise, loans to directors' accounts in their deferred plan were fully repaid and further leveraging prohibited. See page 8.

Compensation Philosophy.    TCF Financial has a compensation philosophy statement which the Committee considers in all of its compensation decisions. This statement was adopted in 1993 and remains essentially unchanged since then.

The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company. The Committee achieves this goal by tying substantial stock awards and an annual bonus to what it believes is the most significant measure of profitability: EPS. The goals for both the stock awards and annual bonuses are based on substantial increases in EPS performance. The Committee believes that EPS is an appropriate measure of long-term performance that will encourage management to pursue business opportunities that are in the long-term best interests of the Company's shareholders.

A second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial Performance Stock awards. Thus, the Year 2000 Performance Stock Awards have two vesting goals, with only fifty percent of the shares earned upon achievement of the first goal. Also, the goals have been set at a high standard—a 75% increase and a 100% increase in Cash EPS. Annually, the Committee reviews compensation paid by a selected peer group (for 2002, the thirty banks and thrifts closest to TCF Financial in asset size, as of September 30, 2002) and TCF Financial's performance as compared to the same peer group. The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group. The Company ranked 3rd in combined performance out of the selected peer group companies in 2002 (2001 performance), 1st in 2001 (2000 performance), 1st in 2000 (1999 performance), and 15th in 1999 (1998 performance). The TCF Financial Stock Performance Chart on page 16 shows the TCF Financial stock performance in chart form. Members of the current peer group are listed in the footnotes to the chart.

Although the Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Code, the Company in its discretion may pay compensation that is non-tax deductible in appropriate circumstances.

The Committee believes that the Company's compensation philosophy has been generally successful.

Committee Membership.    The Committee members are not, and never have been, executive officers of TCF Financial. All Committee members are non-employee directors.

BY THE COMMITTEE:
Thomas J. McGough, Chairman Rodney P. Burwell Luella G. Goldberg Gerald A. Schwalbach	William F. Bieber John M. Eggemeyer III Richard F. McNamara

TCF STOCK PERFORMANCE CHART

The following graph compares the cumulative total shareholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor's 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1997 and reinvestment of all dividends).

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

TCF Financial Corporation	100.00	72.83	76.95	142.02	156.57	146.06
S&P 500	100.00	128.55	155.60	141.42	124.63	96.95
SNL All Bank & Thrift Index[1]	100.00	106.15	101.55	122.68	124.49	116.97
2002 TCF Peer Group[2]	100.00	97.22	81.85	103.42	116.89	120.43

        1 Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 697 companies as of December 31, 2002.

        2 Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 2002, as follows: Banknorth Group, Inc.; First Tennessee National Corporation; GreenPoint Financial Corp.; National Commerce Financial Corporation; North Fork Bancorporation, Inc.; Synovus Financial Corp.; Hibernia Corporation; Provident Financial Group Inc.; Associated Banc-Corp; Colonial BancGroup, Inc.; Commerce Bancshares, Inc.; First Citizens Bancshares, Inc.; Webster Financial Corporation; Hudson City Bancorp, Inc.; Commerce Bancorp, Inc.; BOK Financial Corporation; Downey Financial Corp.; Bank of Hawaii Corp., fka Pacific Century Financial Corporation; First Virginia Banks Inc.; FirstMerit Corporation; City National Corporation; Westcorp; Mercantile Bankshares Corporation; BancorpSouth, Inc.; Sky Financial Group Inc.; UMB Financial Corporation; Citizens Banking Corporation; Santander BanCorp; Trustmark Corporation; Hudson United Bancorp. Six of the companies which were in the 2001 TCF Peer Group are not in the 2002 TCF Peer Group due to merger and acquisition activity or changes in asset size. Those six companies are: Astoria Financial Corporation; Commercial Federal Corporation; Compass Bancshares, Inc.; New York Community Bancorp, Inc.; Old National Bancorp; People's Bank (MHC).

SUMMARY COMPENSATION TABLE

The following summary compensation table (the "Summary Compensation Table") identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at December 31, 2002	Year	Salary ($)(a)	Bonus ($)(a)	Other Annual Compensation ($)(b)	Restricted Stock Awards ($)(c)	All Other Compensation ($)(d)

William A. Cooper Director, Chairman of the Board and Chief Executive Officer	2002 2001 2000	$700,000 700,000 700,000	$1,400,000 1,400,000 1,400,000	$113,430(b)	$ 0 850 0	$74,650 74,650 64,230

Lynn A. Nagorske Director, President and Chief Operating Officer	2002 2001 2000	$460,000 360,000 360,000	$920,000 720,000 720,000	$ 56,870(b)	$ 0 0 570	$35,400 32,400 24,560

Gregory J. Pulles Vice Chairman, General Counsel and Secretary	2002 2001 2000	$314,000 264,000 264,000	$628,000 528,000 528,000	$ 50,680(b)	$ 0 0 850	$25,260 23,760 19,880

Barry N. Winslow President of TCF National Bank	2002 2001 2000	$350,000 270,000 240,000	$700,000 540,000 480,000	$137,730(b)	$ 0 0 579,000	$26,700 22,500 16,280

Neil W. Brown Chief Financial Officer, Treasurer and Executive Vice President	2002 2001 2000	$300,000 200,000 200,000	$600,000 400,000 400,000		$ 0 0 0	$21,000 18,000 14,550

(a) Salary and bonus are shown for the year in which they were earned. The bonuses shown were paid entirely in cash and qualified as performance-based compensation based on the achievement of EPS goals. (See "Annual Cash Bonus—2002 and 2003" on page 13 in the Report of Compensation/Nominating/Corporate Governance Committee, for a description of the bonus program.)
(b) Includes personal use of company airplane valued at $95,420 for Mr. Cooper and $47,120 for Mr. Nagorske; a club membership valued at $29,250 for Mr. Pulles; and reimbursement of relocation expenses of $129,520 for Mr. Winslow. For the other named executives, the amounts did not exceed the lesser of $50,000 or 10% of annual salary and bonus. Prior to 2002, TCF Financial used a different method for valuing the personal use of the company airplane.
(c) The restricted stock awards shown in 2000 were made under a "Service Award Shares" program for all TCF employees with five or more years of service. In addition, Mr. Winslow received an additional restricted stock award in 2000 as shown. Additional awards were made to the named executives in 2000 of stock grants which qualify as performance-based (see the Report of the Compensation/Nominating/Corporate Governance Committee, pages 13-14.) These awards were reported as Long Term Incentive Plan Awards ("LTIP Awards") on an LTIP table in the proxy statement covering 2000 compensation, except for 60,000 shares awarded to Mr. Brown, since he was not one of the named executives in 2000. At December 31, 2002, the total unvested TCF Stock holdings of the named executives, including all previous restricted stock awards and performance stock awards, was as follows:

	# of Unvested Shares	Value at December 31, 2002

William A. Cooper	300,030	$13,108,310

Lynn A. Nagorske	175,020	7,646,620

Gregory J. Pulles	75,030	3,278,060

Barry N. Winslow	67,820	2,963,060

Neil W. Brown	135,000	5,898,150

Dividends are paid at the regular rate for TCF Stock except for performance-based shares awarded in 2000, which are paid a dividend of one-half the normal rate until 50% of the shares vest. Value at December 31, 2002, is based on $43.69, which was the closing price of TCF Stock on December 31, 2002.
(d) Represents defined contribution plan (ESPP and supplemental) employer contributions in the plan during 2002 as follows: Mr. Cooper, $63,000; Mr. Nagorske, $35,400; Mr. Pulles, $25,260; Mr. Winslow, $26,700; and Mr. Brown, $21,000; and insurance premiums paid for Mr. Cooper in 2002 of $11,650. Does not include dividends or dividend-equivalents paid from or credited under the plans during 2002.

OPTION GRANTS AND EXERCISES

There were no option awards to the named executives in 2002. There were no outstanding options and no option exercises during 2002 by the named executives.

REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

BENEFITS FOR EXECUTIVES

The named executives participate in the same TCF Employees Stock Purchase Plan ("ESPP"), pension, medical and other benefits that are provided to TCF employees generally. In addition, TCF Financial provides the executives with supplementary "SERP" plans which provide ESPP and pension benefits with respect to the executives' compensation in excess of certain limits established by the Code for the ESPP and pension plans and with supplemental long-term disability coverage. Executives are also eligible for a deferred compensation program that allows them to defer receipt and taxation of salary, bonus and stock grants until after they leave TCF Financial. TCF Financial does not make any employer matching or other employer contributions to the deferred compensation plans, other than payment of plan expenses. TCF Financial also provides change in control protection for executives in the event of a change in control and provides various perquisites. The value of the perquisites is included in the Summary Compensation Table on page 17 (or, in some instances, was not large enough to meet the SEC threshold for disclosure on that table.) Following is a more detailed description of TCF Financial's benefit plans that are provided to executive officers, including the named executives. In the following description, "TCF" refers to TCF Financial and all affiliated companies.

        TCF Employees Stock Purchase Plan ("ESPP")

•
The ESPP is a combination of a 401-(k) plan and an employee stock ownership plan ("ESOP") and is sometimes referred to as a "KSOP." Under the ESPP, eligible employees are allowed to make contributions by salary reduction of up to 50% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code. Contributions of employees defined by the Code as "highly compensated" are limited to 6% of salary and incentive compensation, however. TCF matches the contributions of all employees at the rate of 50 cents per dollar, with a maximum employer matching contribution of 3% of covered pay. Employee contributions vest immediately, while the Company's matching contributions are subject to a graduated vesting schedule of twenty percent per year of service.
•
Employee contributions and matching contributions are invested 100% in TCF Financial Stock Fund, except that employees age 50 and older may diversify their accounts into other available investments. The participant may elect to have dividends paid on TCF Stock held by the TCF Financial Stock Fund reinvested or paid directly to the participant.
•
The benefit upon termination of employment is the vested balance in the account, distributed as TCF shares or cash as elected by the participant.

        ESPP SERP

•
The named executives participate in a Supplemental Employee Retirement Plan ("SERP") related to the ESPP.
•
The SERP provides the same benefits as the ESPP, except on compensation or benefits which exceed certain limits for that plan under the Code. Assets are deemed to be invested 100% in TCF Stock.

        Total ESPP—Related Benefits

•
The total value of account balances under the ESPP and its related SERP for the named executives as of December 31, 2002, were as follows: Mr. Cooper, $6,012,819; Mr. Nagorske, $2,032,006; Mr. Pulles, $1,691,417; Mr. Winslow, $1,513,291; and Mr. Brown, $195,596.

Pension Benefits

Cash Balance Plan (since 1990)

•
Under the TCF Cash Balance Plan, monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.

•
Retirement accounts are credited monthly with interest payments which are tied to 10-year U.S. Government Bonds.
•
The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

        Pre-1990 Pension Plan

•
Prior to September 1, 1990, TCF's pension plan was based on various formulas.
•
Benefits earned under this prior pension plan were frozen as of September 1, 1990.
•
For employees who were with TCF before September 1, 1990, any benefit accrued under this prior pension plan is provided by a group annuity contract with an independent insurance company.

        Pension SERP

•
The named executives participate in a SERP related to the Cash Balance Plan and, except Mr. Brown, the Pre-1990 Pension Plan.
•
The SERP provides benefits based on the Cash Balance Plan and the Pre-1990 Pension Plan but with respect to compensation and/or benefits which exceed certain limits for those plans under the Code.

        Total Pension-Related Benefits

•
The total annual annuity benefit (single life annuity form) under these three pension plans for the named executives accrued through December 31, 2002, and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $174,751; Mr. Nagorske, $100,774; Mr. Pulles, $68,802; Mr. Winslow, $53,104; and Mr. Brown, $18,517. If the executives continued with TCF Financial until age 65 at their current compensation levels, their total projected annual annuity benefit (single life annuity form) under these plans would be: Mr. Cooper, $258,390; Mr. Nagorske, $318,596; Mr. Pulles, $144,665; Mr. Winslow, $122,932; Mr. Brown, $153,739.

Deferred Compensation Plans

•
TCF has deferred compensation plans that allow eligible executives and senior officers to defer payment of up to 100% of their base salary and bonus as well as grants of restricted stock.
•
The plans are known as the TCF Financial Executive Deferred Compensation Plan, the TCF Senior Officer Deferred Compensation Plan and the Winthrop Resources Corporation Deferred Compensation Plan.
•
There are no Company contributions to these plans, other than payment of administrative expenses.
•
Deferred amounts are credited to deferred compensation accounts along with the earnings and losses of the selected investments. Dividends on certain deferred stock awards are paid out to the executives at the time the dividend is paid, pursuant to the executive's election.
•
Available investments include TCF Stock and other publicly traded stocks and bonds.
•
Distributions from the plans are paid out after termination of employment over no more than 15 years and, in some cases, in lump sum form.
•
TCF Financial has established trust funds to accumulate assets for payment of liabilities.
•
In May of 2002, certain loans from TCF Financial to accounts in the Executive Deferred Compensation Plan were paid off and the Plan was amended to no longer allow leveraging.
•
Account balances of the named executives in the Executive Deferred Compensation Plan on December 31, 2002 were as follows: Mr. Cooper—$45,618,084; Mr. Nagorske—$17,273,354; Mr. Pulles—$7,024,935; Mr. Winslow—$9,368,130; and Mr. Brown—$6,786,799. These amounts include shares of TCF Stock which are not currently part of the account's distributable balance because they are unvested restricted stock awards. At December 31, 2002, accounts in all three deferred compensation plans combined held 3,712,989 shares of TCF Stock valued at $162,220,508.
•
In 2002 the Executive and Senior Officer Deferred Compensation Plan were amended to allow distribution of TCF Stock dividend-based payments to plan participants who have deemed TCF Stock as an investment.

Payments in the Event of a Change in Control

•
Mr. Cooper and the other four named executives are entitled to severance payments and vesting of stock grants and options if their employment is terminated due to a change in control.
•
Mr. Cooper is entitled to the following payments if he is terminated without cause, or if he terminates employment for any reason, within 24 months after a change in control:
•
A cash payment equal to three times his base salary and three times the average of his last three years bonus payments and continuation of life insurance coverage for three years.

  •
  A non-cash benefit in the form of vesting of all unvested stock grants and options. Vesting of stock grants and options occurs upon a change in control, regardless of whether or not Mr. Cooper's employment is terminated.
  •
  If Mr. Cooper becomes subject to an excise tax under Code section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax ("excise tax cost reimbursement").
•
The other four named executives have severance contracts under which they are entitled to the following severance payments if they are terminated or if they terminate employment for "good reason" within 18 months after a change in control:
•
A cash payment equal to two times their annual salary and bonus.
•
A non-cash benefit in the form of vesting of all unvested stock grants and options. Vesting of stock grants and options occurs upon a change in control, regardless of whether or not the executive's employment is terminated.
•
If the executive becomes subject to an excise tax under Code section 280G, he is entitled to receive excise tax cost reimbursement.
•
If the named executives with severance contracts terminated employment effective February 1, 2003 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit—Mr. Cooper, $6,300,000; Mr. Nagorske, $2,493,333; Mr. Pulles, $1,750,667; Mr. Winslow, $1,846,667; and Mr. Brown, $1,533,333. (2) Non-cash: vesting of restricted stock and performance-based stock awards—Mr. Cooper, 300,030 shares; Mr. Nagorske, 175,020 shares; Mr. Pulles, 75,030 shares; Mr. Winslow, 66,420 shares; and Mr. Brown, 75,000 shares; and (3) excise tax cost reimbursement. The non-cash value received by the named executives would depend on the market price of TCF Stock at the time of vesting and the net value received by executives for both cash and non-cash amounts would be substantially reduced by the payment of income taxes.

What are the Provisions of the Chief Executive Officer's Employment Agreement?

•
TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.
•
The agreement was for an original term through December 31, 2000 with an annual renewal of the three-year term on each January 1st.
•
Mr. Cooper's minimum base pay is $700,000.
•
If Mr. Cooper is terminated "without cause" or leaves for "good reason" he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited and continuation of disability and life insurance and medical/dental benefits for three years.
•
If Mr. Cooper is terminated with "cause" or voluntarily leaves without "good reason," he cannot compete against TCF Financial for one year. This does not apply if a change in control occurs.
•
In lieu of the termination compensation provided for under his contract, Mr. Cooper is entitled to severance pay if a change in control occurs (see previous section).

Indemnification Rights.

Indemnification rights are provided to the named executives under TCF Financial's Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law.

ITEM 2: APPROVAL OF TCF FINANCIAL'S APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2003.

A proposal to approve the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting. Pursuant to the Sarbanes-Oxley Act of 2002, however, the Audit Committee's appointment of KPMG LLP is not contingent upon obtaining shareholder approval. In the event of a negative vote by shareholders, the Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP. Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

What is the Board's Recommendation on Voting on This Agenda Item? The Board unanimously recommends that TCF Financial shareholders vote "For" approving the appointment of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent accountants, KPMG LLP ("KPMG"), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed with the independent auditors, KPMG, the auditors' independence. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Fees paid to our independent public accountant, KPMG, for the years ended December 31, 2001 and 2002, are as follows:

	2001	2002
Audit Fees	$690,950	$721,000
Audit Related Fees(1)	$31,200	$28,400
Tax Fees(2)	$268,050	$317,190
All Other Fees(3)	$29,850	$0

TOTAL	$1,020,050	$1,066,590

(1)	Audit Related Fees were primarily due to employee benefit plan audits and the issuance of collateral letters.
(2)	Tax Fees include tax consultation and tax compliance services.
(3)	All other fees during 2001 were due to consulting on security and forensic matters.

Following the passage of the Sarbanes-Oxley Act of 2002, all engagements with KPMG were pre-approved by the Audit Committee.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the auditors' independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended on January 21, 2002 and again on October 21, 2002. A copy of the charter, as revised, is attached as Appendix A to this Proxy Statement. Changes were made to the charter due to proposed corporate governance standards to be codified in new section 303A of the New York Stock Exchange Listed Company Manual and to the passage of the Sarbanes-Oxley Act of 2002.

As is documented in section IV of the Audit Committee charter in Appendix A, the Audit Committee is responsible for pre-approving all audit and non-audit services. In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000. Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.

Each member of the Audit Committee is independent, as independence is defined in Sections 303.01 (B)(2)(a) and (3) of the listing standards of the New York Stock Exchange.

BY THE AUDIT COMMITTEE:

George G. Johnson, Ch.
Robert E. Evans
Luella G. Goldberg
Gerald A. Schwalbach

ADDITIONAL INFORMATION

How Can Shareholders Submit Proposals and Nominate Directors for Next Year's Meeting? If you are a shareholder and you wish to have a proposal or director nomination included in TCF Financial's proxy statement and form of proxy for its Annual Meeting in 2004 you must submit your request in writing to the Secretary of TCF Financial no later than November 20, 2003. We suggest that you send any such proposals by certified mail. The Board has the right to review shareholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.

Proposals not included in proxy mailings may be submitted to next year's Annual Meeting if they meet the requirements of the Bylaws of TCF Financial. Shareholders must deliver a notice of a proposal to the Secretary of TCF Financial by the deadline. The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made. Shareholders can nominate directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other shareholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board. If next year's annual meeting is held on the third Wednesday in April, the deadline for submission of a proposal or nomination of a director for next year's Annual Meeting would be on or about February 20, 2004. TCF Financial reserves the right to vote all proxies as it determines in its discretion on any shareholder proposals or nominations, pursuant to authority provided on the proxy card.

How Can Shareholders Get Copies of TCF Financial's Annual Report? TCF Financial is furnishing with this proxy statement a copy of its 2002 Annual Report including financial statements. SHAREHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL'S 2002 ANNUAL REPORT ON FORM 10-K. If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page one of this proxy statement. If you want copies of exhibits to the 2002 Annual Report on Form 10-K a reasonable charge may be made for the expense.

Delivery of Documents (Proxy Statements and/or Annual Reports) to Shareholders Sharing an Address (Householding). TCF Financial has elected to combine mailings to shareholders living at the same address, as permitted under the rules of the SEC. Consequently, only one proxy statement and one annual report are being delivered to multiple shareholders sharing an address unless TCF Financial has received contrary instructions from one or more of the shareholders. TCF Financial will deliver promptly upon written or oral request a separate copy of its Annual Report on Form 10-K or this Proxy Statement to a shared address to which a single copy of the documents was delivered. You may direct any requests for separate copies to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this Proxy Statement. If you reside at the same address as another shareholder and you prefer to receive your own set of the Annual Report and/or proxy statement in the future, you may contact the transfer agent, EquiServe by calling its toll-free number (800) 730-4001 or writing to them at P.O. Box 43010, Providence, RI 02940-3010. Your request will be effective 30 days after receipt. If you are currently receiving multiple copies of the Proxy Statement and Annual Report and prefer to receive a single set for your household, you may also contact EquiServe at the phone number or address above.

APPENDIX A

TCF FINANCIAL CORPORATION
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Adopted January 24, 2000 and Revised October 21, 2002

I.    INTRODUCTION AND PURPOSE

TCF Financial Corporation (the "Company") is a publicly-held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board's oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company's financial reporting and public disclosure activities. The Audit Committee's primary duties and responsibilities are to:

  A.
  Assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

  B.
  Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority to retain, without prior permission from the Board or management, special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II.    COMPOSITION

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

  A. Independence

  The Audit Committee shall be comprised of three or more Directors each of whom shall have been affirmatively determined by the Board to be independent Directors as defined by the SEC, the New York Stock Exchange (NYSE) and by the Federal Deposit Insurance Corporation (FDIC).

  B. Financial Literacy and Expertise

  Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a "Financial Expert" as defined by the SEC. (If the Company does not have a "Financial Expert" on the Audit Committee it shall disclose that fact and the reasons therefore). At least one member of the Audit Committee shall have accounting or related financial management expertise as defined by the NYSE. At least two members of the Audit Committee shall have banking or related financial management expertise as defined by the FDIC. These determinations shall be made by the Board of Directors.

III.    MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV.    RESPONSIBILITIES AND DUTIES

The Audit Committee shall undertake the following responsibilities and duties.

  A.
  Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification) and pre-approve all audit and non-audit services. In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000. Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.

  B.
  At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

  C.
  Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  D.
  Review major changes to the Company's accounting principles and practices, financial reporting process, and system of internal controls, as suggested by the Company's independent auditor, management, or the internal auditing department.

  E.
  Discuss earnings press releases, as well as financial information provided to analysts and rating agencies. The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

  F.
  As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

  G.
  Discuss policies with respect to risk assessment and risk management.

  H.
  Meet separately, periodically, with management and with internal auditors.

  I.
  Periodically consult with the independent auditor, outside the presence of management, about the auditor's judgements about the quality, and not just the acceptability, of the Company's accounting principles as applied to its financial reporting, and the Company's internal controls and the completeness and accuracy of the Company's financial statements.

  J.
  Review with the independent auditor any audit problems or difficulties and management's response.

  K.
  Monitor compliance with Audit Committee approved policies regarding the hiring of employees or former employees of the independent auditors.

  L.
  Report regularly to the Board of Directors.

  M.
  Conduct an annual performance evaluation of the Audit Committee.

  N.
  Ensure appropriate procedures are established and maintained:

  •
  to permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

  •
  to permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee.

  O.
  Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

  P.
  Review the significant recommendations made to management by the internal auditing department and management's responses.

  Q.
  Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

  R.
  Review the appointment, performance and replacement of the director of internal auditing.

  S.
  Review management's determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

V.    Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

TCF FINANCIAL CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/tcb	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

[2690 - TCF FINANCIAL CORPORATION] [FILE NAME: ZTCF21.ELX] [VERSION - (3)] [03/11/03] [orig. 03/05/03]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTCF21
☒	Please mark votes as in this example.

Unless you indicate otherwise, all signed proxy cards received (or voted by telephone or by Internet) will be voted "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2. The Board of Directors recommends that you vote "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2.

1.	Election of Directors.
	Nominees:	(01) William F. Bieber, (02) John M. Eggemeyer III, (03) Robert E. Evans, (04) Gerald A. Schwalbach
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above
2.	Appointment of KPMG LLP as independent public accountants for 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Note: Please sign as name appears hereon. In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.
Signature:	Date:	Signature:	Date:

BELOW IS YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT.

Dear Shareholder:

You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 23, 2003, at 10:00 a.m. local time.

At the Annual Meeting you will be asked to elect four directors to the Board, and to approve the Board's choice of independent public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

[2690 - TCF FINANCIAL CORPORATION] [FILE NAME: ZTCF22.ELX] [VERSION - (4)] [03/11/03] [orig. 03/05/03]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTCF22

PROXY
(Revocable)

TCF FINANCIAL CORPORATION

APRIL 23, 2003

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint William A. Cooper and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual Shareholders meeting to be held on April 23, 2003 (or any adjournment of that meeting) (the "Annual Meeting" or "Meeting") as I instruct below. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on February 24, 2003 (the "Record Date"). My instructions are to vote as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2. (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the date of the Meeting, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

If there are shares of stock allocated to me in the TCF Employees Stock Purchase Plan ("ESPP"), I hereby instruct U.S. Bank National Association, the ESPP Trustee, to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph and on the reverse side of this card. These ESPP share instructions are effective only if received by the trustee no later than April 18, 2003. The Advisory Committee for the ESPP will vote any shares in the ESPP for which instructions are not received by April 18, 2003.

* For joint owners, we/our is substituted for I/my throughout.

SEE REVERSE SIDE	UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENVELOPE PROVIDED	SEE REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
ITEM 1: ELECTION OF DIRECTORS
BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS
NOMINEES FOR ELECTION AT THIS MEETING
OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)
COMPENSATION OF DIRECTORS
TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS
BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS
REPORT OF COMPENSATION/NOMINATING/CORPORATE GOVERNANCE COMMITTEE
TCF STOCK PERFORMANCE CHART
SUMMARY COMPENSATION TABLE
OPTION GRANTS AND EXERCISES
REPRICING OF OUTSTANDING STOCK OPTIONS
BENEFITS FOR EXECUTIVES
ITEM 2: APPROVAL OF TCF FINANCIAL'S APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
ADDITIONAL INFORMATION
APPENDIX A